Amendment No. 2 to Participation Agreement
Among
Pacific Life Insurance Company
Variable Insurance Products Funds, and
Fidelity Distributors Corporation
     Pacific Life Insurance Company (the “Company”), on its behalf and on behalf of certain segregated asset accounts (“Accounts”) of the Company, the Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund V (collectively referred to as the “Fund”), and Fidelity Distributors Corporation (the “Underwriter”), have previously entered into a Participation Agreement dated February 4, 2005 (the “Agreement”), as amended. The parties now desire to further amend the Agreement by this amendment (the “Amendment”).
     Except as modified hereby, all other terms and conditions of the Agreement, as amended, shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement, as amended, shall have the same meaning in this Amendment.
A M E N D M E N T
     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:
1.	Schedule A of the Agreement is deleted and replaced in its entirety with the Schedule A attached hereto.
2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of January 2, 2012.
PACIFIC LIFE INSURANCE COMPANY:

By its authorized officer

By:	/s/ Jose T. Miscolta
Name:	Jose T. Miscolta
Title:	Assistant Vice President

Attest:	/s/ Jane m. Guon
Jane M. Guon
Corporate Secretary
VARIABLE INSURANCE PRODUCTS FUNDS,
VARIABLE INSURANCE PRODUCTS FUNDS II,
VARIABLE INSURANCE PRODUCTS FUNDS III,
VARIABLE INSURANCE PRODUCTS FUNDS V:

By its authorized officer

By:	/s/ Joseph F. Zambello
Name:	Joseph F. Zambello
Title:	Deputy Treasurer
FIDELITY DISTRIBUTORS CORPORATION:

By its authorized officer

By:	/s/ William F. Loehning
Name:	William F. Loehning
Title:	Executive Vice President

Schedule A
Separate Accounts and Associated Contracts

Name of Separate Account and Date Established	Contracts Funded By
by Board of Directors	Separate Account
Separate Account A of Pacific Life Insurance	Pacific One Select
Company	Pacific One
September 7, 1994	Pacific Portfolios
Pacific Portfolios for Chase
Pacific Voyages
Pacific Value
Pacific Value Select
Pacific Value Edge
Pacific Innovations
Pacific Innovations Select
Pacific Journey
Pacific Journey Select
Pacific Odyssey
Pacific Destinations
Pacific Destinations B
Pacific Destinations O-Series

Pacific Select Variable Annuity Separate Account of	Pacific Select Variable Annuity
Pacific Life Insurance Company
November 30, 1989

Pacific Select Exec Separate Account of Pacific Life	Pacific Select Exec
Insurance Company	Pacific Select Exec II
May 12, 1988	Pacific Select Exec III
Pacific Select Exec IV
Pacific Select Exec V
Pacific Select Accumulator
M’s Versatile Product
M’s Versatile Product VI
M’s Versatile Product VII
M’s Versatile Product VIII
M’s Versatile Product-Survivorship
M’s Versatile Product-Survivorship II
Pacific Select Estate Preserver
Pacific Select Estate Preserver II
Pacific Select Estate Preserver III
Pacific Select Estate Preserver IV
Pacific Select Estate Preserver V
Pacific Select Estate Preserver VI
Pacific Select Choice
Pacific Select Performer 500
Pacific Select Estate Maximizer
Pacific Prime

Name of Separate Account and Date Established	Contracts Funded By
by Board of Directors	Separate Account
Pacific COLI Separate Account of Pacific Life	Custom COLI
Insurance Company	Custom COLI Rider
July 17, 1992

Pacific COLI Separate Account II of Pacific Life	Custom COLI II
Insurance Company	Custom COLI IV
October 12, 1998

Pacific COLI Separate Account III of Pacific Life	Custom COLI III
Insurance Company	Custom COLI V
October 12, 1998

Pacific COLI Separate Account IV of Pacific Life	Custom COLI VI
Insurance Company	Custom COLI VIII
July 8, 2008

Pacific COLI Separate Account V of Pacific Life	Custom COLI VII
Insurance Company	Custom COLI IX
July 8, 2008

Separate Account I of Pacific Life Insurance	Magnastar
Company	Magnastar — Survivorship
August 9, 2007

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